UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

ACCO BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Corporate Drive

Lake Zurich, Illinois

60047

(Address of Registrant’s Principal Executive Office, Including Zip Code)

Registrant's telephone number, including area code:

 (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 17, 2020, ACCO Brands Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to announce that it had completed the acquisition of the consumer electronics and video gaming accessory business of Bensussen Deutsch & Associates LLC (“Seller”), referred to as Seller’s Consumer Products Division (the “PowerA Business”), for approximately $340 million (subject to customary adjustments), and up to $55 million in additional earn-out consideration, pursuant to the Equity Purchase Agreement (the “Purchase Agreement”), dated November 10, 2020, as amended, by and among the Company, ACCO Brands USA LLC ("Buyer"), a wholly owned subsidiary of the Company, Seller, and, solely with respect to certain provisions thereof, Bensussen Deutsch Holdings, Inc., Jacob B. Deutsch and Eric E. Bensussen. Pursuant to the Purchase Agreement, Seller (i) directly transferred certain non-U.S. assets and intellectual property of the PowerA Business to Buyer or an affiliate of Buyer and (ii) contributed the other assets and properties of the PowerA Business into Pioneer Newco, LLC (“Newco”), a wholly owned subsidiary of Seller, after which Buyer purchased all of the outstanding equity interests of Newco (collectively, the “Transaction”). Newco was subsequently merged into ACCO Brands USA, LLC, a wholly-owned subsidiary of the Company.

The Company is filing this Form 8-K/A as an amendment to the Original Form 8-K to provide the audited and unaudited financial statements of the PowerA Business and proforma financial information required by Items 9.01(a) and (b) of Form 8-K, respectively.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of the PowerA Business as of and for the year ended December 31, 2019, the related notes and the related independent auditor’s report of Moss Adams LLP thereon, as required by Item 9.01(a) of Form 8-K, are included as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference. The unaudited financial statements for the PowerA Business as of and for the nine months ended September 30, 2020, and the related notes, as required by Item 9.01(a) of Form 8-K, are included as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference. The consent of Moss Adams LLP, Seller’s independent auditor, is attached as Exhibit 23.1 to the Amendment No. 1 to this Current Report on Form 8-K/A.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information, consisting of statements of income for the year ended December 31, 2019, and the first nine months ended September 30, 2020, the balance sheet as of September 30, 2020, and related notes, as required by Item 9.01(b) of Form 8-K are included as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference.

The Company is furnishing unaudited pro forma financial information in this Current Report on Form 8-K/A for informational purposes only to assist investors in formulating a comparative framework within which to analyze the Company’s financial performance. The unaudited pro forma financial information is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of 2019 and do not purport to project the future operating results of the consolidated company. In addition, the pro forma information is based upon the Company’s preliminary purchase price allocation and subject to change.

(d) Exhibits

23.1	Consent of Moss Adams LLP, independent auditors of the PowerA Business.

99.1	Audited Financial Statements of the PowerA Business as of and for the year ended December 31, 2019, the related notes and the related independent auditors report of Moss Adams LLP.

99.2	Unaudited Financial Statements of the PowerA Business as of and for the nine months ended September 30, 2020 and the related notes.

99.3	Unaudited Pro Forma Condensed Combined Financial Information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION
(Registrant)

Date: February 16, 2021
By:	/s/ Neal V. Fenwick
Neal V. Fenwick
Executive Vice President and Chief Financial Officer